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                                                                       EXHIBIT 4

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

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 No.                           MONADNOCK BANCORP, INC.                  Shares
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                                                                        CUSIP

                          FULLY PAID AND NON-ASSESSABLE
                            PAR VALUE $0.01 PER SHARE

                                                  THE SHARES REPRESENTED BY THIS
                                                      CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                             SHARES OF COMMON STOCK
                                       of
                             MONADNOCK BANCORP, INC.
                             a Maryland corporation

      The shares evidenced by this certificate are transferable only on the books of Monadnock Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

      IN WITNESS WHEREOF, Monadnock Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By                                [SEAL]       By
   -------------------------                      ---------------------------
   Thomas C. LaFortune                            William M. Pierce, Jr.
   Corporate Secretary                            President and Chief Executive
                                                  Officer

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      The Board of Directors of Monadnock Bancorp, Inc. (the "Company") is
authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

      The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend the Articles of Incorporation.

      The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  - as tenants in common   UNIF GIFT MIN ACT  - ______ Custodian _______
                                                       (Cust)           (Minor)
TEN ENT  - as tenants by the entireties
                                              Under Uniform Gifts to Minors Act

JT TEN   - as joint tenants with right
           of survivorship and not as
           tenants in common                  _________________________________
                                                           (State)

Additional abbreviations may also be used though not in the above list

For value received,________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

_____________________________

_____________________________

________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________


_______________________________________________Shares of the Common Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________Attorney to
transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,____________

In the presence of                                      Signature:
___________________________                             ________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.